Exhibit (6)(a)(1)


                            REORGANIZATION AGREEMENT

                      OF GENERAL ENVIRONMENTAL CORPORATION

                                       AND

                              ENVIROMART.COM, INC.

This  Reorganization  Agreement dated as of the 15th day of April,  1999, by and
among   General   Environmental   Corporation,   a  Delaware   corporation   and
EnviroMart.com, Inc., a New Hampshire corporation and the Selling Shareholders.

Whereas, the respective Boards of Directors of the business entities party to this Reorganization Agreement, with the satisfaction of certain conditions, have determined to effect a business combination by and among the parties to this Reorganization Agreement through the tax free exchange of securities between the shareholders of EnviroMart.com, Inc. and General Environmental Corporation; and,

Whereas, the parties have determined to set forth the terms and conditions upon which the aforementioned business combination shall be completed in this Reorganization Agreement.

Now,  Therefore,  in  consideration  of  the  mutual  promises,   covenants  and
conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

1.1 Terms. As used in the Reorganization Agreement, the following terms shall have the following meanings:

     a. "GEC" shall mean General Environmental Corporation, a publicly held Delaware corporation which is non reporting under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934.
     b. "ENVIROMART.COM, INC." shall mean ENVIROMART.COM, INC., a privately held New Hampshire corporation.
     c. "GEC Common Stock" shall mean the $.001 par value common stock of General Environmental Corporation.
     d. "Selling Shareholders" shall mean the individual shareholders of ENVIROMART.COM, INC. fully set forth in Exhibit A.
     e.   "Effective date" shall mean the closing date.
     f.   "Reorganization Agreement" shall mean this Reorganization Agreement.
     g. "Closing Date" shall mean the date of execution of this Reorganization Agreement and satisfaction of the conditions set forth in Article X, hereof.

                                            ARTICLE II

GEC ACQUISITION OF ENVIROMART.COM, INC.

2.1 Tax Free Reorganization. A tax free Plan of Reorganization pursuant to the provisions of Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended, is hereby adopted to effectuate the following:

Subject to the terms and conditions hereinafter set forth on the Effective Date of the Reorganization, and in the manner hereinafter provided: (I) GEC shall acquire all the issued and outstanding shares of ENVIROMART.COM, INC. in exchange for GEC Common Stock, (ii) ENVIROMART.COM, INC. shall thereafter be a wholly owned subsidiary of GEC: (iii) to effect the acquisition the transaction shall be valued at $162,500, and (iv) all corporate acts, plans, policies, contracts, approvals and authorizations of ENVIROMART.COM, INC., its shareholders, board of directors, officers and agents which were valid and effective immediately prior to the Effective Date of the Reorganization, shall be as effective and binding thereon as the same were prior to the Effective Date of the Reorganization with respect to ENVIROMART.COM, INC.

2.2  Payment of Purchase Price
     The purchase price shall be paid as follows:

2.3 GEC shall issue 850,000 shares of restricted common stock in exchange for 1000 shares of Enviromart.com, Inc., representing all of the issued and outstanding shares of Enviromart.com, Inc.

2.4 SUPPLEMENTAL CORPORATE ACTION. GEC and ENVIROMART.COM, INC., respectively, shall take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. In the event at any time after the Effective Date of the Reorganization any further action is necessary or desirable to carry out the purpose of the Reorganization Agreement and to vest GEC with full title to all of ENVIROMART.COM, INC. issued and outstanding stock, the officers and directors of such corporation shall take all such necessary action.

2.6 Federal SECURITIES LAWS EXEMPTION. The parties hereto intend that the GEC Common Stock to be issued to the Selling Shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and pursuant to Section 4 (2) and/or Section 3 (b) thereof, and the rules and regulations promulgated thereunder.

2.7 EFFECTIVE DATE OF THE REORGANIZATION FOR ACCOUNTING PURPOSES. The transactions contemplated by this Reorganization Agreement shall be effective as of the Effective Date of the Reorganization for accounting and all other purposed to the extent permissible by law.

                                   ARTICLE III

As a condition to the issuance by GEC to the Selling Shareholders of share certificates for GEC common stock, the Selling Shareholders shall each execute and deliver to GEC an investment letter containing the investment representations contained in Section 3.1 and acknowledging receipt of the disclosure materials referred to in Section 3.2.

INVESTMENT REPRESENTATIONS

3.1  INVESTMENT REPRESENTATION TO BE GIVEN BY SELLING SHAREHOLDERS TO GEC.

Selling  Shareholders  hereby agree to execute and deliver on the Effective Date
of   Reorganization,   an  investment  letter  and   acknowledgment  in  a  form
substantially as follows:

     a. Selling Shareholders are acquiring GEC common stock for their own account for the purpose of investment, and not with a view to, or for sale in connection with, any distribution thereof; and
     b. Selling Shareholder: (I) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his proposed investment in GEC common stock: or
          (ii) has been advised by attorneys, accountants or other representatives having such knowledge and experience. Selling Shareholder acknowledges that his attorneys, accountants and other representatives, had, prior to his actions as Selling Shareholder in voting upon or otherwise consenting to the Reorganization, the opportunity to ask questions of, and to receive answers from GEC concerning GEC, its affiliates and their business and financial condition; and
     c. Selling Shareholders understand and acknowledge that shares of GEC common stock to be delivered to him/it pursuant to the provisions of
          Article II and Article III of this Reorganization Agreement will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and agrees that the certificates therefore shall bear the following legend:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED WITHIN TWELVE MONTHS AFTER ISSUANCE UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION OR IS ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Selling Shareholders further understand and acknowledge that stop transfer instructions will be issued by GEC to its transfer agent with respect to all of GEC common stock to be delivered to him/it pursuant to the provisions of this Reorganization Agreement: and

     (d) Selling Shareholders understand and acknowledge that shares of the GEC common stock to be delivered pursuant to the provisions of this Reorganization Agreement will not have been registered under the 1933 Act and, accordingly Selling Shareholders recognize that he/it may be required to bear the economic risk of his/its investment until such shares are registered. Selling Shareholders agree on behalf of himself/itself, and his heirs, executors, successors and assigns, that he/it will only sell, transfer, pledge or hypothecate any of the GEC common stock to be acquired by him/it pursuant to the provisions of this Reorganization Agreement pursuant to an effective registration statement under the 1933 Act, in a transaction wherein registration under the 1933 Act is not required or after the anniversary date hereof. Selling Shareholders understand that GEC has no obligation to register such GEC common stock under the 1933 Act.

3.2  DISCLOSURE MATERIALS

GEC has distributed to the Selling Shareholders or a representative of the Selling Shareholders and given each the opportunity to review, prior to their execution of and closing under this Reorganization Agreement: (I) a copy of the Articles of Incorporation, (ii) copy of the by-laws, (iii) copy of the most recent audit {September 30, 1997} and (vi) such other data in the possession of GEC regarding the business and or finances of GEC as the Selling Shareholders have reasonably requested.

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GEC

GEC hereby, as of the Effective Date of the Reorganization hereof, represents and warrants as follows:

4.1 FULL DISCLOSURE None of the representations and warranties made by GEC herein, or in any exhibit, certificate of memorandum, furnished or to be furnished by GEC, or on its behalf by officers and directors of GEC, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

4.2  NO  GOVERNMENTAL  CONSENTS.  No  consent,  authorization  or  approval  of, exemption by, filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by GEC in connection with the execution, delivery and performance of this Reorganization Agreement or the consummation of the transactions contemplated hereby.

4.3 FINDER. There is no firm, corporation, agency or other person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Reorganization Agreement as a result of any agreement or understanding with GEC.

4.4 ORGANIZATION AND GOOD STANDING GEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. GEC is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualifications.

4.5 CAPITALIZATION OF GEC The total authorized capital stock of GEC consists of 30,000,000 shares of common stock, $.001 par value, and 2,000,000 shares of Preferred Stock, $10.00 par value . The issued and outstanding shares of GEC are as described in the Certificate of Outstanding Shares, a document comprising a part of this transaction and incorporated herein by reference. All of such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. It is understood and agreed that GEC, as an operating Company may from time to time issue additional shares to provide working capital. There are no preemptive rights with respect to any prior issuance of any shares of the capital stock of GEC.

4.6 SUBSIDIARIES OF GEC. GEC has three subsidiaries as of the effective date of this Reorganization Agreement. The subsidiaries are Neponset Construction Company, Inc., Enviromental Products & Container Co. Inc., and Speciality Waste Services, Inc. GEC is planning on acquiring several companies in the environmental industry and has signed several letters of intent and is expected to acquire each company as a wholly owned subsidiary in exchange for shares of GEC, cash, deferred payments and such other methods of payment as the parties may agree.

4.7 OPTIONS, WARRANTS AND OTHER CONVERSION RIGHTS. GEC has certain Options and Warrants outstanding as set forth in the Certificate of Outstanding Options and Warrants. The Certificate of Outstanding Options and Warrants is hereby incorporated herein by reference.

4.8 NO RESTRICTIONS ON SECURITIES. GEC is not a party to any written or oral agreement:

     a. creating rights in any person with respect to shares of the capital stock of GEC; or
     b. relating to voting of shares of the capital stock of GEC on any matter except for the ability of the president pursuant to a written agreement to vote certain shares owned by Larry Robinson , the former president, which are to be acquired by GEC.

4.9 DIRECTORS AND OFFICERS. Immediately prior to the Effective Date of the Reorganization, names, addressees, and title of all officers and directors of GEC are as follows:

      Name                   Address                           Title
      ----                   -------                           -----

Herbert T. Sears     33 Pine Street                  Chairman of the Board
                     Exeter, NH 03833                Secretary

Ado Rekart           232 Fox Acres Drive             Director
                     Red Feather Lakes, CO. 80545

W. Edward Nichols    17 Exeter Falls Drive           Director/President/ General
                     Exeter, NH.  03833              Counsel/ Treasurer

4.10 FINANCIAL STATEMENTS. GEC has delivered their audit for the period ending September 30, 1997 together with its unaudited balance sheet dated as of June 30, 1998.

4.11 BOOKS AND RECORDS.

     a. The books of account and other financial records of GEC are , in all material respects, complete and correct and are maintained in accordance with good business practices.
     b. The minute books of GEC contain accurate records of all meetings and accurately reflect all other corporate action of the shareholders and directors and any committees of directors of GEC.

4.12 ABSENCE OF CERTAIN EVENTS. As of the Effective Date of the Reorganization Agreement, GEC has not:

     a.   Amended its Certificate of Incorporation or By-laws;
     b. Changed it authorized capital stock or issued or sold, or purchased, redeemed or otherwise acquired, or issued any rights to subscribe for, or warrants to purchase, or entered into any agreement, commitment or obligation (including, without limitation, any convertible securities) to issue, sell, purchase, redeem or otherwise acquire, any share of its capital stock, or made any declaration or any payment or distribution of any dividend or any other distribution with respect to its capital stock:
     c. Incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice , or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities the failure to pay or discharge of which has caused or may cause any material damage or risk of material loss to it or its assets or properties;
     d. Sold, assigned or transferred any of its assets or properties except in the ordinary course of business consistent with past practice.
     e. Created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever any of its assets or properties, other than the liens, if any , of current taxes not yet due and payable;
     f. Changed any of the accounting principles followed by it or the methods of applying such principles; or
     g. Entered into any transaction other than in the course of ordinary business consistent with past practice or any other material transaction.

4.13 TAXES AND TAX RETURNS GEC have duly made all deposits required by law to be made with respect to employee's withholding taxes. GEC has duly filed with all appropriate governmental agencies and bodies, whether federal, state or local, all income, sales, license, franchise, excise, gross receipts, employment and payroll-related and real and personal property reflect the taxes owned by GEC for the periods covered thereby, and GEC has paid, or established adequate liabilities or reserves for the payment of, all taxes shown to be due on such returns.

4.14 LEGAL PROCEEDINGS, ETC. There are no disputes, claims, actions, suits, proceedings, arbitration's or investigations, either administrative or judicial, pending or threatened or contemplated, by or against or affecting GEC or its business or any of its assets, properties or prospects, or the transactions contemplated by this Reorganization Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind which, if determined adversely to GEC, would materially adversely affect GEC; nor do any facts exist which could give rise to any such dispute, claim, action, suit, proceeding, arbitration or investigation affecting GEC or its business or any of its assets, properties or prospects or the transactions contemplated by this Agreement.

4.15 NO THIRD PARTY OPTIONS. There are no existing contracts or other rights with, to or in any person to acquire any of the assets or properties or any interest therein of GEC, except for those contracts entered into in the normal course of business consistent with business practices.

4.16 DELIVERY OF DOCUMENTS. GEC has delivered to ENVIROMART.COM, INC. true, correct and complete copies of its Certificate of Incorporation, and all amendments thereto, and the Bylaws, as amended.

4.17 AUTHORITY AND COMPLIANCE. GEC has full corporate power and lawful authority to execute and deliver this Agreement. The consummation and performance by GEC of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly and validly executed and delivered on behalf of GEC and constitutes a valid obligation of GEC, enforceable in accordance with its terms. No consent, authorization or approval of, exemption by or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by GEC in connection with the execution, delivery and performance of this Agreement by GEC. Such delivery and performance will not conflict with or result in the breach or violation of any term or provisions of , or constitute a default under, the Articles of Incorporation or Bylaws of GEC, or conflict with or result in the breach or violation of any term or provision of, or constitute a default under, any statute , indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which GEC is a party or by which it is a party or by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

4.18 INDEMNIFICATION. GEC agrees to indemnify, defend and hold ENVIROMART.COM, INC. and each of the Selling Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney's fees, that ENVIROMART.COM, INC. or any of such Selling Shareholders shall incur or suffer, which arise out of or result from or relate to any breach of, or failure by GEC to perform any of its representations or warranties, contained in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by GEC under this Agreement.

4.19 SPECIAL WARRANTIES OF GEC
     GEC agrees that Brian Healey will be appointed to the Board of Directors of EnviroMart.com. GEC further agrees that Brian Healy may at any time within the Non-Compete Period take a position of President or Senior Vice President of Business Development, subject to acceptable compensation.

                                    ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ENVIROMART.COM, INC.

ENVIROMART.COM, INC. hereby, as of the Effective Date of the Reorganization hereof, represents and warrants as follows:

5.1 FULL DISCLOSURE. None of the representations and warranties made by ENVIROMART.COM, INC. herein, or in any exhibit, certificate of memorandum, furnished or to be furnished by ENVIROMART.COM, INC., or on its behalf by officers and directors of ENVIROMART.COM, INC., contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

5.2  NO  GOVERNMENTAL  CONSENTS.  No  consent,  authorization  or  approval  of, exemption by, filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by
     ENVIROMART.COM, INC. in connection with the execution, delivery and performance of this Reorganization Agreement or the consummation of the transactions contemplated hereby.

5.3 FINDER. There is no firm, corporation, agency or other person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Reorganization Agreement as a result of any agreement or understanding with ENVIROMART.COM, INC.

5.4 ORGANIZATION AND GOOD STANDING. ENVIROMART.COM, INC. is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of New Hampshire and has full corporate power and authority to conduct its business as now conducted and to won or lease and operate the assets and properties now owned or leased and operated by it.
     ENVIROMART.COM, INC. is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualifications.

5.5 CAPITALIZATION OF ENVIROMART.COM, INC. The total authorized capital stock of ENVIROMART.COM, INC. consists of 15,000 shares of common stock, of which as of March 1, 1999, 1,000 shares of Common stock and 0 shares of Preferred Stock shall be issued and outstanding: all of such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. There are no preemptive rights with respect to any prior issuance of any shares of the capital stock of ENVIROMART.COM, INC..

5.6  SUBSIDIARIES  OF   ENVIROMART.COM,   INC.   ENVIROMART.COM,   INC.  has  no
     subsidiaries as of the effective date of this Reorganization Agreement.

5.7 OPTIONS, WARRANTS AND OTHER CONVERSION RIGHTS. ENVIROMART.COM, INC. has no options or warrants outstanding.

5.8 NO RESTRICTIONS ON SECURITIES. ENVIROMART.COM, INC. is not a party to any written or oral agreement:

     a. creating rights in any person with respect to shares of the capital stock of ENVIROMART.COM, INC.; or

     b. relating to voting of shares of the capital stock of ENVIROMART.COM, INC. on any matter.

5.9 DIRECTORS AND OFFICERS. Immediately prior to the Effective Date of the Reorganization, names, addressees, and title of all officers and directors of ENVIROMART.COM, INC. are as follows:

         Name                    Address                         Title
         ----                    -------                         -----
     Brian Healey                                      President
     Jon Vespa                                         Vice President/ Secretary

5.10 FINANCIAL STATEMENTS. ENVIROMART.COM, INC. has delivered their unaudited statement for the period ending December 31, 1999. The Selling Shareholders warrant that the audit for the period will not vary more than five percent of the unaudited report.

5.11 BOOKS AND RECORDS.

     a. The books of account and other financial records of ENVIROMART.COM, INC. are, in all material respects, complete and correct and are maintained in accordance with good business practices.
     b. The minute books of ENVIROMART.COM, INC. contain accurate records of all meetings and accurately reelect all other corporate action of the shareholders and directors and any committees of directors of ENVIROMART.COM, INC.

5.12 ABSENCE OF CERTAIN EVENTS. As of the Effective Date of the Reorganization Agreement, ENVIROMART.COM, INC. has not:

     a.   Amended its Certificate of Incorporation or By-laws;
     b. Changed it authorized capital stock or issued or sold, or purchased, redeemed or otherwise acquired, or issued any rights to subscribe for, or warrants to purchase, or entered into any agreement, commitment or obligation (including, without limitation, any convertible securities) to issue, sell, purchase, redeem or otherwise acquire, any share of its capital stock, or made any declaration or any payment or distribution of any dividend or any other distribution with respect to its capital stock:
     c. Incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice , or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities the failure to pay or discharge of which has cause or may cause any material damage or risk of material loss to it or its assets or properties;
     d. Sold, assigned or transferred any of its assets or properties except in the ordinary course of business consistent with past practice.
     e. Created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever any of its assets or properties, other than the liens, if any , of current taxes not yet due and payable;
     f. Changed any of the accounting principles followed by it or the methods of applying such principles; or
     g. Entered into any transaction other than in the course of ordinary business consistent with past practice or any other material transaction.

5.13 TAXES AND TAX RETURNS. ENVIROMART.COM, INC. has duly made all deposits required by law to be made with respect to employee's withholding taxes. ENVIROMART.COM, INC. has duly filed with all appropriate governmental agencies and bodies, whether federal, state or local, all income, sales, license, franchise, excise, gross receipts, employment and payroll-related and real and personal property reflect the taxes owned by ENVIROMART.COM, INC. for the periods covered thereby, and ENVIROMART.COM, INC. has paid, or established adequate liabilities or reserves for the payment of, all taxes shown to be due on such returns.

5.14 LEGAL PROCEEDINGS, ETC. There are no disputes, claims, actions, suits, proceedings, arbitration's or investigations, either administrative or judicial, pending or threatened or contemplated, by or against or affecting ENVIROMART.COM, INC. or its business or any of its assets, properties or prospects, or the transactions contemplated by this Reorganization Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind which, if determined adversely to ENVIROMART.COM, INC., would materially adversely affect ENVIROMART.COM, INC.; nor do any facts exist which could give rise to any dispute, claim, action, suit, proceeding, arbitration or investigation affecting ENVIROMART.COM, INC. or its business or any of its assets, properties or prospects or the transactions contemplated by this Agreement. A full and complete list of all known potential claims is attached hereto as Exhibit C.

5.15 NO THIRD PARTY OPTIONS. There are no existing contracts or other rights with, to or in any person to acquire any of the assets or properties or any interest therein of ENVIROMART.COM, INC., except for those contracts entered into in the normal course of business consistent with business practices.

5.16 DELIVERY OF DOCUMENTS. ENVIROMART.COM, INC. has delivered to GEC true, correct and complete copies of its Articles of Incorporation, all amendments thereto, its Bylaws, unaudited financial statements for the year ending December 31, 1998, minutes of the board of directors approving the Reorganization Agreement.

5.17 AUTHORITY AND COMPLIANCE. ENVIROMART.COM, INC. has full corporate power to execute and deliver this Reorganization Agreement. The consummation and performance by ENVIROMART.COM, INC. of the transactions contemplated by this Reorganization Agreement have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly and validly executed and delivered on behalf of ENVIROMART.COM, INC. and constitutes a valid obligation of ENVIROMART.COM, INC., enforceable in accordance with its terms. No consent, authorization or approval of , exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by
     ENVIROMART.COM, INC. in connection with the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated hereby. The execution, delivery, consummation and performance of this Agreement by ENVIROMART.COM, INC. will not conflict with or result in the breach or violation of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of ENVIROMART.COM, INC., or conflict with or result in the breach or violation of any term or provision of, or constitute a default under, any statute, indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which ENVIROMART.COM, INC. is a party or by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

5.18 INDEMNIFICATION. ENVIROMART.COM, INC. and the Selling Shareholders agree to indemnify, defend and hold harmless GEC against and in respect of any and all claims, demands, losses, costs and expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney's fees, that GEC shall incur or suffer, which arises out of, result from or relate to any breach of, or failure by ENVIROMART.COM, INC. to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ENVIROMART.COM, INC. under this Agreement provided, however, that any demand for indemnification hereunder shall be made in writing to all indemnitors within in one year after the date hereof, or be forever barred.

                                    ARTICLE VI

COVENANTS

6.1 INVESTIGATIVE RIGHTS. Up to and including the date of closing of this Agreement, each party shall provide to the other, and such others party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all, of each party's property, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning such party's affairs as may reasonable be requested.

6.2 CONDUCT OF BUSINESS. Prior to the Effective Date of the Agreement, ENVIROMART.COM, INC. shall conduct its business in the normal course and shall not sell, pledge, or assign any assets, without the prior written approval of GEC, except in the regular course of business. ENVIROMART.COM, INC. shall not amend its Certificate or Articles of Incorporation, or Bylaws, declare any dividends, redeem or sell stock or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less that its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                    ARTICLE VII

CLOSING

7.1 CLOSING. The closing under this Agreement shall be held at the offices of GEC at 175 Water Street, Exeter, New Hampshire 03833, or at such other place as the parties may agree and at such date as shall be mutually agreed upon by the parties. Unless otherwise agreed, the rights, liabilities, obligations and duties of performance of the respective parties to this Agreement shall automatically terminate, without liability to any of the respective parties hereto, if the closing does not occur hereunder prior to April 30, 1999.

7.2 DELIVERY OF DOCUMENTATION. At the closing, the following documents, in form reasonable acceptable to the parties and their respective counsel, shall be delivered to the respective parties :

     a. A GEC officer's certificate, dated the Closing Date that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of GEC are true and correct as of, or have been fully performed and complied with by, the Closing Date; and
     b. A ENVIROMART.COM, INC. officer's certificate, dated the Closing Date that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of ENVIROMART.COM, INC. are true and correct as of April 15, 1999, or have been fully performed and complied with by the Closing Date; and
     c. A signed consent and or minutes of the Directors of GEC approving the Reorganization Agreement and each matter to be approved by the Directors of GEC under this Agreement.

     d. A signed consent and or minutes of the Directors of ENVIROMART.COM, INC. and each matter to be approved by the Directors of ENVIROMART.COM, INC. under this Agreement; and
     e. An affidavit of GEC's president that the shares of GEC common Stock to be issued to the Selling Shareholders, pursuant to this Agreement will, upon issuance, be duly and validly authorized and issued and will be fully paid and non-assessable; and
     f. Original GEC certificates evidencing 850,000 shares of GEC common stock in the name of the Selling Shareholders as set forth in Exhibit B, which certificates shall bear the appropriate "restrictive legend" under the Securities Act of 1933, as amended; and
     g. An original certificate(s) of ENVIROMART.COM, INC. common stock in the name of GEC, which certificate(s) shall be accompanied by a duly executed stock power with the signature guaranty of Selling Shareholder transferring all right, title and interest in and to all the issued and outstanding shares of ENVIROMART.COM, INC.
     h. An original Opinion of GEC's counsel that the shares of GEC stock to be issued to the Selling Shareholders pursuant hereto shall freely tradable under Rule 144 as promulgated by the Securities and Exchange Commission twelve months after the date of issuance of such stock.
     i. This Reorganization Agreement executed in triplicate by each of the respective parties hereto.

                                  ARTICLE VIII

REMEDIES.

8.1 DISPUTES. Any dispute that might arise over the enforcement, interpretation or execution of this Agreement and which is not amicable settled will be submitted to arbitration in Denver, Colorado, before a panel of arbitrators selected as follows: within 10 days of demand by a party to this Agreement for arbitration, GEC and ENVIROMART.COM, INC. will each select one (1) arbitrator and those two arbitrators will select a third arbitrator and those three (3) persons shall constitute the panel of arbitrators. The arbitrators will conduct the hearings on continuous business days, and their decisions will be by majority vote. All costs of the arbitrators will be shared equally, but the arbitrators are authorized to award costs and counsel fees to the prevailing party, if necessary. All documents to be brought into evidence will be produced within 10 days of notice of request for arbitration.

8.2 COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

8.3 TERMINATION. In addition to the other remedies, any of the parties hereto may on the Closing Date terminate this Agreement, without liability:

     a. If the respective Boards of Directors of the parties shall consent to the termination.
     b. If any bona fide action or proceeding shall be pending against any of the parties hereto on the Closing Date that could result in a judgment, decree or order rendering this Agreement null, void, unenforceable or against public policy or if any agency of the federal or of any state government shall have objected in writing at or before the Closing Date to this acquisition or to any other action required by or in connection with the Agreement.

                                   ARTICLE IX

GENERAL PROVISIONS

9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Effective Date of the Reorganization.

9.2 AMENDMENTS. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each party hereto. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the parties, their successors , legal representatives and assigns.

9.3 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to any of the other parties shall be in writing and shall be deemed to have been duly given when delivered personally or 5 days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

          If to GEC addressed to:         W. Edward Nichols
                                          President
                                          17 Exeter Falls Drive
                                          Exeter, NH 03833

          If to ENVIROMART.COM, INC. to:  Brian Healey
                                          1 Hilldale Avenue
                                          Plaistow, New Hampshire

     or at such other address as the one party shall specify to the other party in writing.

9.4 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall bear the expenses incurred by it in connection with the transactions contemplated hereby.

9.5 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules which are a part hereof and the other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and understandings.

9.6 WAIVERS, REMEDIES. Any waiver must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights at any time to enforce strict compliance thereafter with every other term or condition of this Agreement. All remedies under this Agreement shall be cumulative and not alternative.

9.7 COUNTERPARTS AND HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute on and the same document. All headings, the cover page, and the index of this Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation.

9.8 SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.


IN WITNESS WHEREOF, the Parties hereto have duly executed this Reorganization Agreement as of the day and year first above written.

                                       GEC
                                       GENERAL ENVIRONMENTAL CORPORATION


                                       By: ___________________________________
                                           W. Edward Nichols, President


                                       ENVIROMART.COM, INC.


                                       By: ___________________________________
                                           President

                                       SELLING SHAREHOLDERS


___________________________________
Brian Healey


Reorg 4899

                                    EXHIBIT A

     NAME                                                   SHARES
     ----                                                   ------

Brian Healey                                                850,000

                                    EXHIBIT B

      EnviroMart.com, Inc. pro forma for the period 3/1/1999 to 4/1/2000.

                                    EXHIBIT C

Complete list of any known claims for damages that have been made or to the knowledge of the Selling Shareholders may be made against EnviroMart.com, Inc.

                                      NONE

                                    EXHIBIT D

                       ENVIROMART.COM, INC. LIST OF ASSETS

                                      NONE

                                    EXHIBIT E

  ENVIROMART.COM, INC. LIST OF ACCOUNTS RECEIVABLE AS OF DATE OF REORGANIZATION

                                      NONE

                                    EXHIBIT F

       ENVIROMART.COM, INC. LIST OF OUTSTANDING DEBTS AND ANY INSTRUMENTS
            ENTITLING ENVIROMART.COM. INC. TO INCURR ADDITIONAL DEBT

                                      NONE

                                    EXHIBIT G

                   ENVIROMART.COM, INC. LIST OF LEASED ASSETS

                                      NONE

                                    EXHIBIT H

                            LIST OF ALL BANK ACCOUNTS